EXHIBIT 10.24

                                                    Re:    3311 Boyington
                                                        Carrollton. Texas

                     2ND AMENDMENT TO LEASE AGREEMENT


  THIS 2ND LEASE AMENDMENT (this "Amendment") is made this _______ day of __________________ 1999 by and between GATEWAY CENTRAL PROPERTIES, and BEAUTICONTROL COSMETICS, INC. ("Lessee").

                            R E C I T A L S:

       A. Crow Deansbank No. 7 ("Prior Lessor") and Lessee entered into that certain lease (the "lease") dated June 6, 1990 and Norwood Reunion DFW Industrial Limited, ("Prior Lessor") as amended March 13 1995 and Lessee pursuant to which Lessee leased approximately 102,053 square feet in that certain facility located at 3311 Boyington, Carrollton, Texas (the "Project").

       B. Lessor has succeeded to Prior Lessor's ownership of the Project and rights as Lessor under the Lease.

       C. Lessor and Lessee desire to renew and extend the term of the Lease subject to the terms set forth in this Amendment.

       NOW THEREFORE for and in consideration of the covenants set forth above and other good and valuable consideration, thc receipt and sufficiency of which are hereby acknowledged and confessed, the parties intending to be legally bound do hereby agree as follows:


  1. Extensions The term of the Lease is extended for an additional period of sixty (60) months commencing on October 1, 1999 and terminating on September 30, 2004. The base rental due during the extension period will be calculated as follows per square foot, per annum and must be paid by Lessee to Lessor in monthly installments.


                             Annual                Monthly
              Months        Base Rent             Base Rent
              -----         ---------            ----------
               1-12          $4.10NN             $34,868.11
              13-24          $4.l5NN             $35,293.33
              25-36          $4.2ONN             $35,718.55
              37-48          $4.25NN             $36,143.77
              49-6O          $4.30NN             $36,568.99

  2. Renewal Option. Provided that the Lessee is not in default of any of the terms, covenants and conditions hereof and this Lease has not been assigned or the premises (or part thereof) sublet, Lessee shall have the right and option to extend the original term of this Lease for one further term of sixty (60) months. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for this paragraph and except that the rental during thc extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size. Lessee shall, deliver written notice to Lessor of Lessee's intent to exercise the renewal option granted herein not more than six (6) months nor less than four (4) months prior to the expiration of the original term of this Lease. In the event Lessee fails to deliver such written notice within the time period set forth above, Lessee's right to extend the term hereof shall expire and be of no further force and effect. In the event Lessor and Lessee fail to agree in writing upon the fair market rental within thirty (30) days after exercise by Lessee of this renewal option then Lessee's right hereunder to extend the term shall become null and void.

  3. Section 32. First Right of Refusal. This section shall be deleted in its entirety

  4. Miscellaneous. The Lease is further amended wherever necessary in order to reflect the amendments set forth in this Amendment. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect. This Agreement may be executed in multiple counterparts each of which will be deemed an original, but together constitute one and the same instrument.

    IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the day and year first above written.


                                LESSOR:

                                GATEWAY CENTRAL PROPERTIES INC.,
                                a California Corporation

                                      by: /s/
                                          ------------------------
                                          TA Realty Corp. as Agent
                                             Scott I. Oran
                                             Regional Director


                                LESSEE:

                                BEAUTICONTROL. COSMETICS, INC.

                                    By:   /s/
                                          ------------------------
                                    Name:

                                    Title: C.O.O.